PROSPECTUS Dated                                       Pricing Supplement No. 53
May 1, 2007                                                     October 29, 2007



                              U.S. $9,815,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                         FORD MOTOR CREDIT COMPANY LLC        No. 333-131062


                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum

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

Period            Tier One Notes         Tier Two Notes        Tier Three Notes
Beginning         Under $15,000         $15,000-$50,000          Over $50,000
---------         --------------        ---------------        ----------------
10/29/2007             5.26%                  5.41%                  5.56%